UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (Par Value $0.01)	MGM	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 4, 2022, MGM Resorts International, a Delaware corporation (the “Company”), held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved a new 2022 Omnibus Incentive Plan (the “Plan”), which had previously been approved by the Board of Directors (the “Board”), subject to the approval of the Company’s stockholders. There are 17,900,000 shares authorized for issuance under the Plan, reduced by new grants made under the prior plan after December 31, 2021 and before May 4, 2022. Employees and consultants of the Company or any parent or subsidiary, as well as members of the Board, are eligible to receive awards under the Plan. The Plan provides for the grant of stock options, including incentive stock options (“ISOs”) and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance share units, other stock based awards and dividend equivalents to eligible individuals.

In addition, the Plan provides for a two-year minimum vesting condition on options and stock appreciation rights, subject to certain exceptions set forth in the Plan, and limits non-employee director compensation to $750,000 during any calendar year, or $1,000,000 during any calendar year in which a non-employee director first joins the Board or during any calendar year in which a non-employee director is serving as Chair of the Board or Lead Director.

The material features of the Plan are described in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed on March 25, 2022 (the “Proxy Statement”). The description of the Plan included in the Proxy Statement is incorporated herein by reference. The above description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting the stockholders voted on the matters set forth below.

Proposal 1: To elect a Board of Directors

Director	For	Against	Abstain
Barry Diller	303,259,148	30,998,918	2,218,808
Alexis M. Herman	299,993,154	34,274,469	2,209,251
William J. Hornbuckle	332,399,748	1,856,342	2,220,784
Mary Chris Jammet	332,574,978	1,682,504	2,219,392
Joey Levin	210,547,314	123,708,144	2,221,416
Rose McKinney-James	322,374,394	11,891,690	2,210,790
Keith A. Meister	333,314,233	934,799	2,227,842
Paul Salem	331,752,237	2,492,036	2,232,601
Gregory M. Spierkel	322,708,188	11,545,219	2,223,467
Jan G. Swartz	322,768,043	11,481,367	2,227,464
Daniel J. Taylor	287,652,804	46,600,998	2,223,072

Broker Non-Votes: 41,538,097 for each of Mr. Diller, Ms. Herman, Mr. Hornbuckle, Ms. Jammet, Mr. Levin, Ms. McKinney-James, Mr. Meister, Mr. Salem, Mr. Spierkel, Ms. Swartz and Mr. Taylor.

Each of the foregoing directors was elected and received the affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum was present.

Proposal 2: To ratify the selection of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for the year ending December 31, 2022.

For	Against	Abstain
366,529,236	9,238,564	2,247,171

Broker Non-Votes: N/A

The foregoing Proposal 2 was approved.

Proposal 3: To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting.

For	Against	Abstain
322,027,750	12,000,373	2,448,751

Broker Non-Votes: 41,538,097

The foregoing Proposal 3 was approved.

Proposal 4: To approve and adopt the 2022 Omnibus Incentive Plan.

For	Against	Abstain
325,299,536	8,585,343	2,591,995

Broker Non-Votes: 41,538,097

The foregoing Proposal 4 was approved.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	MGM Resorts International 2022 Omnibus Incentive Plan.

99.1	The section entitled “Proposal No. 4 – Adoption of the 2022 Omnibus Incentive Plan” of the definitive proxy statement on Schedule 14A of MGM Resorts International filed on March 25, 2022 is incorporated herein by reference.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2022

MGM Resorts International

By:	/s/ Jessica Cunningham
Name:	Jessica Cunningham
Title:	Senior Vice President, Legal Counsel and Assistant Secretary